Pricing Supplement dated December 23, 1998                       Rule 424(b)(2)
(To Prospectus dated October 21, 1998 and                    File No. 333-64665
Prospectus Supplement dated November 13, 1998)




                           PENTEGRA DENTAL GROUP, INC.

                    Convertible Subordinated Notes, Series A

              ---------------------------------------------------

                         NORMAN A. ROSWICK, D.D.S., P.C.


Principal Amount: $481,000             Interest Rate: 6% per annum
Issue Price:                           Maturity Date: November 1, 2003
    [X] 100% of Principal Amount       Original Issue Date: December 22, 1998
    [ ]   % of Principal Amount        Principal Payment Date(s): one-half on
                                       November 1, 2002 and one-half on
                                       November 1, 2003
Convertibility Commencement Date:      Initial Conversion Price: $6.75
    November 1, 1999
Convertibility Termination Date:
    November 1, 2003


Optional Redemption Prices if redeemed during the 12-month period beginning November 1 in the years indicated, expressed as a percentage of the principal amount:


                      Year              Redemption Price
                      ----              ----------------
                1999..........          100%
                2000..........          100%
                2001..........          100%
                2002..........          100%


                               End of Supplement